Exhibit 99.1
REMARKETING TERMS SUMMARY
          On December 15, 2006, the class A-5 notes were reset from their current terms to the following terms, which terms will be applicable until the final maturity date of the class A-5 notes:

Original principal amount	$270,641,000
Current outstanding principal amount	$270,641,000
Principal amount being remarketed	$270,641,000
Remarketing Terms Determination Date	December 5, 2006
Notice Date	December 7, 2006
Spread Determination Date	December 12, 2006
Current reset date	December 15, 2006
All Hold Rate	Three-Month LIBOR plus 0.03%
Next applicable reset date	N/A
Interest rate mode	Floating
Index	Three-Month LIBOR
Spread	Plus 0.05%
Day-count basis	Actual/360